EXHIBIT 77(0)  Morgan Stanley Dean Witter New York Tax-Free Income Fund
               10f-3 Transactions

                                                                      TOTAL
                                                                      ISSUED
SECURITY                  DATE          PRICE     SHARES    % OF      PRINCIPAL      PURCHASED
                        PURCHASED       SHARES    PURCHASED ASSETS    AMOUNT         BY FUND   BROKER(S)
NewTYorkrStatecDorm
Auth, Mental Health
SER 1999 C (MBIA)
649839Q34                2/26/99        $102.55   2,000,000 1.243%    $298,185,000   .671%     Bear Stearns